UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2011

EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
660 Engineering Drive
Norcross, Georgia 30092
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 263-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On June 13, 2011, EMS Technologies, Inc., a Georgia corporation (the “ Company”) issued a press release announcing that the Company had entered into a definitive agreement with Honeywell International Inc., a Delaware corporation (“ Honeywell”) pursuant to which Honeywell will acquire the Company in an all-cash transaction valued at approximately $491 million, net of cash acquired (the “Merger Agreement”). Under the terms of the Merger Agreement, a wholly owned subsidiary of Honeywell (“ Purchaser”) will commence a tender offer (the “ Offer”) no later than June 27, 2011 to acquire all of the outstanding shares of common stock, $0.10 par value per share, of the Company at a purchase price of $33.00 per share in cash, subject to required withholding taxes and without interest. Upon successful completion of the Offer, Purchaser will merge with and into the Company and the Company will become a wholly owned subsidiary of Honeywell. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Notice to Investors
The planned tender offer described in this Current Report on Form 8-K has not yet commenced. The description contained in this release is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Honeywell will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “ SEC”), and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to the Company’s shareholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge at the SEC’s website ( www.sec.gov).
Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements regarding the proposed transaction that are not historical or current facts and deal with potential future circumstances and developments. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: unexpected costs or liabilities, the result of the review of the proposed transaction by various regulatory agencies and any conditions imposed in connection with the consummation of the transaction, satisfaction of various other conditions to the closing of the transaction contemplated by the transaction agreement and the risks that are described from time to time in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2010 and its quarterly report on Form 10-Q for the first quarter of fiscal 2011. This Current Report on Form 8-K speaks only as of its date, and the Company disclaims any duty to update the information herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

99.1	Press Release, dated June 13, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 13, 2011

EMS TECHNOLOGIES, INC.
By:	/s/ Gary B. Shell
Gary B. Shell
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release, dated June 13, 2011.